Exhibit 99.4

Report of Independent Registered Public Accounting Firm

Board of Directors

Strategos Deep Value Mortgage (Offshore) Fund L.P.

We have audited the accompanying statement of assets and liabilities of Strategos Deep Value Mortgage (Offshore) Fund L.P. (the “Fund”) as of December 31, 2009, and the related statements of operations, changes in net assets, and cash flows for the year then ended. These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategos Deep Value Mortgage (Offshore) Fund L.P. as of December 31, 2009 and the results of its operations, changes in its net assets and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton, LLP

Philadelphia, Pennsylvania
March 10, 2010

Strategos Deep Value Mortgage (Offshore) Fund L.P.

Statement of Assets and Liabilities

December 31, 2009

ASSETS

Investment in Strategos Deep Value Mortgage Master Fund Ltd.	$136,091,984
Prepaid fees	2,620

Total assets	136,094,604

LIABILITIES

Management fees payable	422,517
Professional fees payable	1,750
Other expenses payable	2,205

Total liabilities	426,472

PARTNERS’ CAPITAL	135,668,132

TOTAL LIABILITIES AND PARTNERS’ CAPITAL	$136,094,604

See Accompanying Notes to Financial Statements

Strategos Deep Value Mortgage (Offshore) Fund L.P.

Statement of Operations

For the Year Ended December 31, 2009

NET INVESTMENT INCOME ALLOCATED FROM STRATEGOS DEEP VALUE MORTGAGE MASTER FUND LTD.

Interest income	$22,557,291
Expenses	(219,615)

Net investment income allocated from Strategos Deep Value Mortgage Master Fund Ltd.	22,337,676

DIRECT EXPENSES:

Management fees	1,501,392
Professional fees	32,071
Other fees	15,170

Net direct expenses	1,548,633

NET INVESTMENT INCOME	20,789,043

REALIZED AND UNREALIZED GAIN ON INVESTMENTS ALLOCATED FROM STRATEGOS DEEP VALUE MORTGAGE MASTER FUND LTD.

Net realized gain on investments	1,459,009
Net change in unrealized appreciation on investments	21,187,137

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS ALLOCATED FROM STRATEGOS DEEP VALUE MORTGAGE MASTER FUND LTD.	22,646,146

NET INCREASE IN PARTNERS’ CAPITAL RESULTING FROM OPERATIONS	$43,435,189

See Accompanying Notes to Financial Statements

Strategos Deep Value Mortgage (Offshore) Fund L.P.

Statement of Changes in Net Assets

For the Year Ended December 31, 2009

	General Partner	Limited Partners	Total
INCREASE/(DECREASE) IN PARTNERS’ CAPITAL
Partners’ Capital at Beginning of Year	$—	$86,798,836	$86,798,836

Capital Contributions	—	8,965,460	8,965,460

Capital Distribution	—	(3,531,353)	(3,531,353)

Net Increase in Partners’ Capital Resulting from Operations	—	43,435,189	43,435,189

Partners’ Capital at End of Year	$—	$135,668,132	$135,668,132

See Accompanying Notes to Financial Statements

Strategos Deep Value Mortgage (Offshore) Fund L.P.

Statement of Cash Flows

For the Year Ended December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net increase in partners’ capital resulting from operations	$43,435,189
Adjustments to reconcile net increase in partners’ capital resulting from operations to net cash provided by operating activities:

Redemptions of Strategos Deep Value Mortgage Master Fund Ltd.	5,010,443
Net gain allocated from Strategos Deep Value Mortgage Master Fund Ltd.	(44,983,822)
Increase in prepaid assets	(305)
Increase in management fees payable	77,642
Decrease in due to Strategos Deep Value Mortgage Master Fund Ltd.	(66,500)
Increase in professional fees payable	1,750
Decrease in other expenses payable	(9,544)

Net cash provided by operating activities	3,464,853

CASH FLOWS FROM FINANCING ACTIVITIES

Capital distributions	(3,531,353)
Decrease in subscription receivable	66,500

Net cash used for financing activities	(3,464,853)

NET CHANGE IN CASH AND CASH EQUIVALENTS	—

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	—

CASH AND CASH EQUIVALENTS AT END OF YEAR	$—

See Accompanying Notes to Financial Statements

Strategos Deep Value Mortgage (Offshore) Fund L.P.

Notes to Financial Statements

December 31, 2009

1. Organization and Investment Objective

Strategos Deep Value Mortgage (Offshore) Fund L.P. (the “Offshore Fund”) is an exempted limited partnership formed and registered under the laws of the Cayman Islands. The Offshore Fund will invest all or substantially all of its assets in Strategos Deep Value Mortgage Master Fund Ltd (the “Master Fund”), an exempted company incorporated under the laws of the Cayman Islands. Strategos Deep Value Credit GP, LLC (the “General Partner”) was organized in Delaware on September 25, 2007, and has been registered as a foreign company in the Cayman Islands. The General Partner is owned by Cohen & Company Inc. and other affiliates of Cohen & Company Inc.

The investment objective of the Offshore Fund and the Master Fund is to achieve income and capital appreciation through a diversified portfolio of asset backed securities consisting primarily of residential mortgage-backed securities (“RMBS”) and other real estate related securities, as well as other U.S. real estate related assets.

The Master Fund’s investment strategy is to acquire, aggregate, manage, securitize and exit investments in securities secured by, or related to, residential and commercial real estate including RMBS, equity and debt investments in collateralized debt obligations (“CDOs”) that are collateralized mainly by RMBS, senior and subordinated mortgage notes, preference shares and whole loans secured by or related to residential real estate and other related securities and derivatives referencing the foregoing. The Master Fund may also invest in commercial mortgage backed securities (“CMBS”) and other securities and debt secured by or relating to commercial real estate. The Manager, (as defined below) believes that in the context of the current credit markets dislocation and de-leveraging there are numerous current and emerging opportunities to purchase these assets at substantial discounts to their likely ultimate recovery value. The Master Fund’s strategy does not depend on the use of leverage to attain its goals, and leverage will only be deployed in exceptional cases where exits in the form of term securitizations, including CDOs and re-REMICs, are available. The Master Fund may or may not retain subordinate tranches or shares in any such entity, but in any event will not have any recourse debt.

The financial statements of the Master Fund, including its condensed schedule of investments, are included elsewhere in this report and should be read in conjunction with the Offshore Fund’s financial statements. As of December 31, 2009, the Offshore Fund’s beneficial ownership of the Master Fund’s net assets is 86.09%.

The expected term of the Offshore Fund and the Master Fund will be three years from the final closing (November 1, 2008), but may be extended for up to two years.

2. Summary of Significant Accounting Policies

The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following are the significant accounting policies adopted by the Offshore Fund.

Strategos Deep Value Mortgage (Offshore) Fund L.P.

Notes to Financial Statements (continued)

December 31, 2009

2. Summary of Significant Accounting Policies (continued)

(a) Securities Valuation: The Offshore Fund invests substantially all of its assets in the Master Fund so the accounting policies of the Master Fund, including the security valuation policies, will directly affect the recorded value of the Offshore Fund’s investment in the Master Fund and are discussed in the Notes to the Financial Statements of the Master Fund elsewhere in this report. To the extent that the Offshore Fund has any assets other than its investment in the Master Fund, such assets will be valued in accordance with the valuation methods used by the Master Fund, as described in the Notes to Financial Statements of the Master Fund included elsewhere in the report. As of December 31, 2009, all of the securities are held at the Master Fund level.

(b) Investment Income and Expense: The Offshore Fund records its proportionate share of the Master Fund’s income, expenses and realized and unrealized gains and losses in the Statement of Operations. In addition, the Offshore Fund accrues its own direct expenses.

(c) Income Taxes: There is currently no taxation imposed on income or capital gains by the Government of the Cayman Islands. The only taxes payable by the Offshore Fund are withholding taxes applicable to certain investment income. As a result, no tax liability or expense has been recorded in the financial statements.

(d) Estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. Actual results could differ from those estimates and the differences could be material.

(e) Redemptions: From time to time the master fund pays general and administrative expenses on behalf of the Onshore or Offshore Funds. For accounting purposes, this is treated as redemption of the Onshore and Offshore Fund’s investment in the Master Fund.

(f) Subsequent Events: The Offshore Fund evaluated subsequent events through March 10, 2010, the date of issuance of the financial statements, and did not identify any significant subsequent events.

3. Capital Commitments and Capital Contributions

At December 31, 2009, the total contributed capital to the Offshore Fund is $107,279,500. This contributed amount represents 100% of the committed capital.

4. Investment Management fees

Strategos Capital Management, LLC serves as investment manager (“Manager”) to the Offshore Fund and the Master Fund. The Manager is a wholly owned subsidiary of Cohen Brothers, LLC (“Cohen”). Strategos Deep Value Credit GP, LP (“the General Partner”) is the general partner of the Offshore Fund and Onshore Fund. Cohen owns a 50% interest in the General Partner. All costs related to the capital raise were paid for by Cohen on behalf of the fund. These amounts will not reimbursed to Cohen.

As compensation to the Manager, the Offshore Fund paid the Manager quarterly in arrears from each Limited Partner, a management fee equal to 1.5% per annum of the Limited Partner’s total drawn Capital Commitment from the period from the Initial Closing through the end of the Commitment Period (November 1, 2009). After the end of the Commitment Period, management fees will be paid quarterly in arrears equal to 1.5% per annum of the net asset value of each Limited Partner’s capital account at the end of each month. During the year ended December 31, 2009, management fees charged to the Offshore Fund were $1,501,392.

Strategos Deep Value Mortgage (Offshore) Fund L.P.

Notes to Financial Statements (continued)

December 31, 2009

5. Fair Value Measurement

The fair value of the Fund’s assets and liabilities approximates the carrying amounts presented in the financial statements. The Fund adopted the provision that fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

The Fund must determine whether there has been a significant decrease in the volume and level of activity for an asset or liability when compared with normal market activity for such asset or liability (or similar assets or liabilities). The Fund must also provide guidance on identifying circumstances that indicate a transaction with regards to such an asset or liability is not orderly. In its consideration, the Fund must consider inputs and valuation techniques used for each major category for securities with “major category” being defined as major security type. For assets and liabilities measured at fair value on a recurring basis during the period, the Fund must provide quantitative disclosures about the fair value measurements separately for each major category of assets and liabilities, as well as a reconciliation of beginning and ending balances of Level 3 assets and liabilities broken down by major category.

The Fund uses a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1	Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access at the measurement date.

Level 2	Inputs other than quoted prices included in level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Level 3	Inputs that are observable, to the extent relevant observable inputs are not available, representing the Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, and would be based on the best information available.

Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by the Manager. The Manager considers observable data to be that market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. The categorization of a financial instrument within the hierarchy is based upon the pricing transparency of the instrument and does not necessarily correspond to the Manager’s perceived risk of that instrument. Investments whose values are based on quoted market prices in active markets, and are therefore classified within level 1, include active listed equities, certain U.S. government and sovereign obligations, and certain money market securities. The Manager does not adjust the quoted price for such instruments, even in situations where the Fund holds a large position and a sale could reasonably impact the quoted price.

Strategos Deep Value Mortgage (Offshore) Fund L.P.

Notes to Financial Statements (continued)

December 31, 2009

5. Fair Value Measurement (continued)

Investments that trade in markets that are not considered to be active, but are valued based on quoted market prices, dealer quotations or alternative pricing sources supported by observable inputs are classified within level 2. These include certain U.S. government and sovereign obligations, most government agency securities, investment-grade corporate bonds, certain mortgage products, certain bank loans and bridge loans, less liquid listed equities, state, municipal and provincial obligations, most physical commodities and certain loan commitments. As level 2 investments include positions that are not traded in active markets and/or are subject to transfer restrictions, valuations may be adjusted to reflect illiquidity and/or non-transferability, which are generally based on available market information.

Investments classified within level 3 have significant unobservable inputs, as they trade infrequently or not at all. When observable prices are not available for these securities, the Manager uses one or more valuation techniques (e.g., the market approach, the income approach, or the cost approach) for which sufficient and reliable data is available. Within level 3, the use of the market approach generally consists of using comparable market transactions, while the use of the income approach generally consists of the net present value of estimated future cash flows, adjusted as appropriate for liquidity, credit, market and/or other risk factors.

The availability of observable inputs can vary from security to security and is affected by a wide variety of factors, including, for example, the type of security, whether the security is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the security. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised in determining fair value is greatest for instruments categorized in level 3.

The following table presents the financial instruments carried on the Statement of Assets and Liabilities by caption and by level within the valuation hierarchy as of December 31, 2009.

	Assets at Fair Value as of December 31, 2009
	Level 1	Level 2	Level 3	Total
Investment in Strategos Deep Value Mortgage Master Fund Ltd.	$—	$—	$136,091,984	$136,091,984

The following table includes a rollforward of the amounts for the year ended December 31, 2009 for financial instruments classified within level 3. The only investments held during the period were investments in the Master Fund.

Level 3 Securities
Balance at January 1, 2009	$87,153,145
Net purchases and sales	3,955,017
Net unrealized gains	44,983,822

Balance at December 31, 2009	$136,091,984

All net unrealized gains/(losses) in the table above are reflected in the accompanying Statement of Operations. Net unrealized gains/(losses) relate to the Onshore Fund’s investment in the Master Fund at December 31, 2009.

Strategos Deep Value Mortgage (Offshore) Fund L.P.

Notes to Financial Statements (continued)

December 31, 2009

5. Allocation of Profits and Losses

The Offshore Fund has established and maintains a capital account for each Partner, and distributions upon liquidation of the Offshore Fund will be made in accordance with the Partners’ respective capital account balances. All items of income, gain, loss and deduction will be allocated for U.S. federal income tax purposes, to the Partners’ capital accounts in a manner generally consistent with the distribution procedures outlined under “Distributions” below.

6. Distributions

Subject to the reinvestment provisions outlined above, after the expiration of the Commitment Period, the Offshore Fund will periodically distribute to its Partners all net cash flow from operations, disposition proceeds, break up fees or other fees earned, dividend or coupon income, return of principal and other cash available for distribution, net of working capital requirements, expenses of the investments and the Offshore Fund as follows:

First, 100% to the Limited Partners (including the General Partner with respect to its Limited Partner interest in the Fund), in proportion to their Capital Contributions, until the aggregate cumulative distributions received by the Limited Partners (including the General Partner with respect to its Limited Partner interest) pursuant to this first priority are equal to their aggregate capital contributions;

Second, 100% to the Limited Partners (including the General Partner with respect to its Limited Partner interest in the Fund) until each Limited Partner has received a return of ten percent (10%) per annum, compounded annually, on its total Capital Contributions for the period for which such Capital Contributions were outstanding (the “Preferred Return”);

Third, 80% to the General Partner (the “First Tier Incentive Distribution”) and 20% to the Limited Partners (including the General Partner with respect to its Limited Partner interest) until the aggregate distributions made to the General Partner pursuant to this third priority (not taking into account distributions made to the General Partner with respect to its Limited Partner interest) equal 20% of the cumulative distributions made to all Limited Partners (including the General Partner with respect to its Limited Partner interest) pursuant to the second priority above and this third priority; and

Fourth, 80% to the Limited Partners (including the General Partner with respect to its Limited Partner interest in the Fund) and 20% to the General Partner (the “Second Tier Incentive Distribution”).

During the year ended December 31, 2009, the Fund distributed $3,531,353 to its Partners.

7. Indemnifications

The Offshore Fund and the Master Fund have entered into several contracts that contain routine indemnification clauses. The Offshore Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Offshore Fund that may have not yet occurred. However, based on experience, the Offshore Fund expects the risk of loss from these arrangements to be remote.

Strategos Deep Value Mortgage (Offshore) Fund L.P.

Notes to Financial Statements (continued)

December 31, 2009

8. Financial Highlights

The following summarizes the Offshore Fund’s financial highlights for the period ended December 31, 2009:

Internal rate of Return (Cumulative) [1]	20.23%
Expense and net investment income ratios[2]
Total expenses to average limited partners’ capital	1.56%
Net investment income to average limited partners’ capital	18.31%

[1]

The IRR is calculated based on the actual dates of the cumulative cash inflows (capital contributions) and outflows (cash and partnership distributions) since inception, as well as the investors’ capital at the end of the period as the measurement date. There were no incentive fees allocated to the GP for the period ended December 31, 2009.

[2]	The expense and net investment income ratios are annualized and calculated for the investors taken as a whole.

Report of Independent Registered Public Accounting Firm

Board of Directors

Strategos Deep Value Mortgage Master Fund Ltd.

We have audited the accompanying statement of assets and liabilities, including the condensed schedule of investments, of Strategos Deep Value Mortgage Master Fund Ltd. (the “Fund”) as of December 31, 2009, and the related statements of operations, changes in net assets, and cash flows for the year then ended. These financial statements and schedule are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

We conducted our audit in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Fund is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Strategos Deep Value Mortgage Master Fund Ltd. as of December 31, 2009 and the results of its operations, changes in its net assets and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton, LLP

Philadelphia, Pennsylvania
March 10, 2010

Strategos Deep Value Mortgage Master Fund Ltd.

Condensed Schedule of Investments

December 31, 2009

Current Principal Amount	Description	Coupon Rate	Maturity	Value

PRIVATE LABEL SECURITIES (97.47%)

Fixed Rate Securities (7.34%)

$ 15,927,652	FIXED RATE SECURITIES	3.74% - 6.10%	08/25/30 - 02/25/36	$11,600,912

				11,600,912

Floating Rate Securities - LIBOR (90.13%)

12,240,235	LBMLT 2003-A M1	1.25%	08/25/2033	9,182,089
247,897,502	Other Floating Securities	0.34% - 5.86%	04/19/27 - 01/25/45	133,294,797

				142,476,886

TOTAL PRIVATE LABEL SECURITIES (Amortized Cost $151,436,418)				154,077,798

OTHER ASSETS IN EXCESS OF LIABILITIES (2.53%)				3,999,019

NET ASSETS (100.00%)				$158,076,817

LBMLT = Long Beach Mortgage Loan Trust

See Accompanying Notes to Financial Statements

Strategos Deep Value Mortgage Master Fund Ltd.

Statement of Assets and Liabilities

December 31, 2009

ASSETS

Total investments, at fair value (amortized cost $151,436,418)	$154,077,798
Cash and cash equivalents	3,939,123
Interest receivable	122,156
Prepaid directors fees	21,000
Other prepaid assets	2,132

Total assets	158,162,209

LIABILITIES

Professional fees payable	57,376
Administration fees payable	21,324
Other expenses payable	6,692

Total liabilities	85,392

NET ASSETS	$158,076,817

See Accompanying Notes to Financial Statements

Strategos Deep Value Mortgage Master Fund Ltd.

Statement of Operations

For the Year Ended December 31, 2009

NET INVESTMENT INCOME

Interest income	$26,703,984

EXPENSES

Accounting and administration fees	109,704
Professional fees	84,013
Director fee expense	21,000
Other expenses	46,046

Total expenses	260,763

NET INVESTMENT INCOME	26,443,221

REALIZED AND UNREALIZED GAIN ON INVESTMENTS

Net realized gain on investments	1,711,397
Net change in unrealized appreciation on investments	24,066,791

NET REALIZED AND UNREALIZED GAIN ON INVESTMENTS	25,778,188

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$52,221,409

See Accompanying Notes to Financial Statements

Strategos Deep Value Mortgage Master Fund Ltd.

Statement of Changes in Net Assets

For the Year Ended December 31, 2009

INVESTMENT ACTIVITIES

Net investment income	$26,443,221
Net realized gain on investments	1,711,397
Net change in unrealized appreciation on investments	24,066,791

Net increase in net assets resulting from operations	52,221,409

CAPITAL TRANSACTIONS

Capital distributed	(4,100,000)
Capital redeemed	(1,684,678)

Net decrease in net assets from capital transactions	(5,784,678)

Total increase in net assets	46,436,731

NET ASSETS

Beginning of Year	111,640,086

End of Year	$158,076,817

See Accompanying Notes to Financial Statements

Strategos Deep Value Mortgage Master Fund Ltd.

Statement of Cash Flows

For the Year Ended December 31, 2009

CASH FLOWS FROM OPERATING ACTIVITIES
Net increase in net assets resulting from operations	$52,221,409
Adjustments to reconcile net increase in net assets resulting from operations to net cash used for operating activities:

Purchase of investment securities	(84,776,138)
Proceeds from disposition of investment securities (including paydowns)	51,857,896
Amortization of premiums and discounts	(3,974,473)
Net realized gain on investments	(1,711,397)
Net change in unrealized depreciation on investments	(24,066,791)
Increase in interest receivable	(47,954)
Increase in other prepaid assets	(159)
Increase in administration fees payable	4,896
Decrease in professional fees payable	(29,228)
Increase in other expenses payable	1,098

Net cash used for operating activities	(10,520,841)

CASH FLOWS FROM FINANCING ACTIVITIES
Capital distributed	(4,100,000)
Capital redeemed	(1,684,678)
Decrease in subscription receivable	66,500

Net cash used for financing activities	(5,718,178)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(16,239,019)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	20,178,142

CASH AND CASH EQUIVALENTS AT END OF YEAR	$3,939,123

See Accompanying Notes to Financial Statements

Strategos Deep Value Mortgage Master Fund Ltd.

Notes to Financial Statements

December 31, 2009

1. Organization and Investment Objective

Strategos Deep Value Mortgage Master Fund Ltd., (the “Master Fund”) is an exempted company incorporated under the laws of the Cayman Islands. The investment objective of the Master Fund is to achieve income and capital appreciation through a diversified portfolio of asset backed securities consisting primarily of residential mortgage-backed securities (“RMBS”) and other real estate related securities, as well as other U.S. real estate related assets. The Master Fund commenced operations on May 1, 2008 as part of a “master-feeder” structure. This master-feeder structure includes Strategos Deep Value Mortgage Fund LP (the “Onshore Fund”), a limited partnership organized under the laws of the state of Delaware, and Strategos Deep Value Mortgage (Offshore) Fund L.P. (the “Offshore Fund”), an exempted limited partnership formed and registered under the laws of the Cayman Islands. Each of the Onshore Fund and the Offshore Fund will invest all or substantially all of its assets in the Master Fund.

The Master Fund’s investment strategy is to acquire, aggregate, manage, securitize and exit investments in securities secured by, or related to, residential and commercial real estate including RMBS, equity and debt investments in collateralized debt obligations (“CDOs”) that are collateralized mainly by RMBS, senior and subordinated mortgage notes, preference shares and whole loans secured by or related to residential real estate and other related securities and derivatives referencing the foregoing. The Master Fund may also invest in commercial mortgage backed securities (“CMBS”) and other securities and debt secured by or relating to commercial real estate. The Manager (as defined in Note 3 below) believes that in the context of the current credit markets dislocation and de-leveraging there are numerous current and emerging opportunities to purchase these assets at substantial discounts to their likely ultimate recovery value. The Master Fund’s strategy does not depend on the use of leverage to attain its goals, and leverage will only be deployed in exceptional cases where exits in the form of term securitizations, including CDOs and re-REMICs, are available. The Master Fund may or may not retain subordinate tranches or shares in any such entity, but in any event will not have any recourse debt.

Ultimate responsibility for the Master Fund rests with the Board of Directors (the “Board”). Two of the five members of the board are affiliated with the Manager. The Board has engaged the Manager to maintain day to day operations and provide Investment Advice.

The expected term of the Master Fund will be three years from the final closing (November 1, 2008), but may be extended for up to two years. If the total book value of the investments falls below 10% of the total invested capital at the end of the commitment period, then the Manager may liquidate the remaining assets and distribute the proceeds.

2. Summary of Significant Accounting Policies

These financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following are the significant accounting policies adopted by the Master Fund.

Strategos Deep Value Mortgage Master Fund L.P.

Notes to Financial Statements (continued)

December 31, 2009

2. Summary of Significant Accounting Policies (continued)

(a) Securities Valuation: Securities Valuation shall be determined as follows: (1) Securities traded on a national securities exchange will be valued at the closing price on the valuation date based on the closing price as is customarily ascertained by the respective exchange and published in the recognized newspapers such as the Wall Street Journal and Financial Times or disseminated by quotation service such as Bloomberg (if no sale occurred on the valuation date, the market convention of the local market, in general the last bid for long positions and last ask for short positions and shall be used to ascertain the closing price on such day), (2) over-the-counter securities will be valued in accordance with standard industry practice, and (3) unlisted convertible securities that trade predominantly in the over-the-counter market or the Rule 144A market shall be valued at the last bid for long positions and ask for short positions in the applicable market.

The value of all other securities or other assets of or interests in the Master Fund will be determined by the Manager. The first attempt to value other securities or other assets of or interests in the Master Fund will be conducted by the Administrator who shall utilize independent third party pricing services. In the event that the Administrator is unable to determine the value, then the second (and conclusive) attempt to value other securities or other assets of or interests in the Master Fund will be conducted by the Manager, in conjunction with the Administrator, in good faith considering all factors, information and data deemed to be pertinent, which factors, information and data may, but need not, include any of the following: purchase cost, estimates of liquidation value, prices received in recent sales of securities of the same or similar issuer, liquidity of the investment, and changes in the financial condition and prospects of the issuer. See Note 5 – Fair Value Measurement.

(b) Investment Transactions: The Master Fund records its transactions in securities on a trade date basis. Realized gains and losses from securities are calculated on the identified cost basis.

(c) Investment Income and Expense: Interest income is recorded on an accrual basis. Prepayment income is included in interest income. Amortization of premiums and accretion of discounts on fixed income securities approximates the effective yield to maturity method. Dividends are recorded on the ex-dividend date, net of any withholding taxes.

(d) Fixed Income Securities: The Master Fund invests in fixed income securities. Until the fixed income securities are sold or mature, the Master Fund is exposed to credit risk relating to whether the issuer will meet its obligations as they come due. Interest rate risk arises from the possibility of interest rates moving contrary to the Master Fund’s expectations.

(e) Collateralized Mortgage Obligations: The Master Fund may invest in stripped mortgage-backed securities. A collateralized obligation is a debt security issued by a corporation, trust or custodian or by a U.S. Government agency or instrumentality that is collateralized by a portfolio or pool of mortgages, mortgage pass-through securities, U.S. Government securities or other assets.

Collateralized Mortgage Obligations (“CMO’s”) issued by private entities are not United States Government Securities and are not guaranteed by any government agency, although the securities underlying a CMO may be subject to guarantee. Therefore, if the collateral securing the CMO, as well as any third party credit support or guarantees, is insufficient to make payment, the holder could sustain a loss.

Strategos Deep Value Mortgage Master Fund L.P.

Notes to Financial Statements (continued)

December 31, 2009

2. Summary of Significant Accounting Policies (continued)

(f) Cash and Cash Equivalents: Cash and cash equivalents include highly liquid investments with a maturity of three months or less when purchased. Cash and cash equivalents may also include short-term liquid investments such as money market funds.

(g) Income Taxes: There is currently no taxation imposed on income or capital gains by the Government of the Cayman Islands. The only taxes payable by the Master Fund are withholding taxes applicable to certain investment income. As a result, no tax liability or expense has been recorded in the financial statements. The Master Fund has elected to be treated as a partnership for US tax purposes. As a partnership, the Master fund itself is not subject to US Federal Income taxes. Each investor is individually liable for income taxes, if any, on its share of the Master Fund’s net taxable income.

(h) Subsequent Events: The Master Fund evaluated subsequent events through March 10, 2010, the date of issuance of the financial statements, and did not identify any significant subsequent events.

3. Investment Management, Accounting and Administration and Custodian Fees

Strategos Capital Management, LLC serves as the investment manager (“Manager”) to the Master Fund. As the Onshore Fund and the Offshore fund pay management fees directly to the investment manager, no investment management fees are charged to the Master Fund.

The Manager is a wholly owned subsidiary of Cohen Brothers, LLC (“Cohen”). Strategos Deep Value Credit GP, LP (“the General Partner”) is the general partner of the Offshore Fund and the Onshore Fund. Cohen owns a 50% interest in the General Partner. Also, Cohen has made a $15,000,000 limited partnership interest investment in the Offshore Fund and Onshore Fund. All costs related to the capital raise were paid for by Cohen on behalf of the fund. These amounts will not be reimbursed to Cohen.

PNC Global Investment Servicing serves as the Master Fund’s administrator and is paid a monthly accounting and administration fee, exclusive of out-of-pocket expenses, based on the Master Fund’s beginning of the month net assets and subject to a minimum monthly fee. PFPC Trust Co. serves as the Master Fund’s custodian and is paid a monthly fee, exclusive of transaction charges, based upon the average gross assets of the Master Fund subject to a minimum monthly fee.

4. Credit Risk

The Master Fund is subject to credit risk, i.e., the risk that an issuer of securities will be unable to pay principal and interest when due, or that the value of security will suffer because investors believe the issuer is less able to pay. This is broadly gauged by the credit ratings of the securities in which the Master Fund invests. However, ratings are only the opinions of the agency issuing them, may change less frequently than relevant circumstances and are not absolute guarantees of the quality of the securities. Furthermore, the Master Fund’s investments may not be rated by any rating agency or may be below investment grade. The Master Fund will be more dependent upon the judgment of the Manager as to the credit quality of such unrated securities. A default, downgrade or credit impairment of any of its investment could result in a significant or even total loss of the investment.

The Master Fund maintains cash in a bank deposit account that, at times, may exceed U.S. federally insured limits. The Master Fund has not experienced any losses in such accounts and does not believe it is exposed to any significant credit risk on such bank deposits.

Strategos Deep Value Mortgage Master Fund L.P.

Notes to Financial Statements (concluded)

December 31, 2009

5. Fair Value Measurement

The fair value of the Master Fund’s assets and liabilities approximates the carrying amounts presented in the financial statements. The Master Fund adopted the provision that fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

The Master Fund must determine whether there has been a significant decrease in the volume and level of activity for an asset or liability when compared with normal market activity for such asset or liability (or similar assets or liabilities). The Master Fund must also provide guidance on identifying circumstances that indicate a transaction with regards to such an asset or liability is not orderly. In its consideration, the Master Fund must consider inputs and valuation techniques used for each major category for securities with “major category” being defined as major security type. For assets and liabilities measured at fair value on a recurring basis during the period, the Master Fund must provide quantitative disclosures about the fair value measurements separately for each major category of assets and liabilities, as well as a reconciliation of beginning and ending balances of Level 3 assets and liabilities broken down by major category.

The Master Fund uses a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1	Inputs that reflect unadjusted quoted prices in active markets for identical assets or liabilities that the Master Fund has the ability to access at the measurement date.

Level 2	Inputs other than quoted prices included in level 1 that are observable for the asset or liability, either directly or indirectly. These inputs may include quoted prices for the identical instrument on an inactive market, prices for similar instruments, interest rates, prepayment speeds, credit risk, yield curves, default rates and similar data.

Level 3	Inputs that are observable, to the extent relevant observable inputs are not available, representing the Master Fund’s own assumptions about the assumptions a market participant would use in valuing the asset or liability, and would be based on the best information available.

Inputs are used in applying the various valuation techniques and broadly refer to the assumptions that market participants use to make valuation decisions, including assumptions about risk. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. However, the determination of what constitutes “observable” requires significant judgment by the Manager. The Manager considers observable data to be that market data which is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market. The categorization of a financial instrument within the hierarchy is based upon the pricing transparency of the instrument and does not necessarily correspond to the Manager’s perceived risk of that instrument. Investments whose values are based on quoted market prices in active markets, and are therefore classified within level 1, include active listed equities, certain U.S. government and sovereign obligations, and certain money market securities. The Manager does not adjust the quoted price for such instruments, even in situations where the Master Fund holds a large position and a sale could reasonably impact the quoted price.

Strategos Deep Value Mortgage Master Fund L.P.

Notes to Financial Statements (concluded)

December 31, 2009

5. Fair Value Measurement (continued)

Investments that trade in markets that are not considered to be active, but are valued based on quoted market prices, dealer quotations or alternative pricing sources supported by observable inputs are classified within level 2. These include certain U.S. government and sovereign obligations, most government agency securities, investment-grade corporate bonds, certain mortgage products, certain bank loans and bridge loans, less liquid listed equities, state, municipal and provincial obligations, most physical commodities and certain loan commitments. As level 2 investments include positions that are not traded in active markets and/or are subject to transfer restrictions, valuations may be adjusted to reflect illiquidity and/or non-transferability, which are generally based on available market information.

Investments classified within level 3 have significant unobservable inputs, as they trade infrequently or not at all. When observable prices are not available for these securities, the Manager uses one or more valuation techniques (e.g., the market approach, the income approach, or the cost approach) for which sufficient and reliable data is available. Within level 3, the use of the market approach generally consists of using comparable market transactions, while the use of the income approach generally consists of the net present value of estimated future cash flows, adjusted as appropriate for liquidity, credit, market and/or other risk factors.

The availability of observable inputs can vary from security to security and is affected by a wide variety of factors, including, for example, the type of security, whether the security is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the security. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised in determining fair value is greatest for instruments categorized in level 3.

The following table presents the financial instruments carried on the Statement of Assets and Liabilities by caption and by level within the valuation hierarchy as of December 31, 2009.

	Assets at Fair Value as of December 31, 2009
	Level 1	Level 2	Level 3	Total
Investments in private label mortgage-backed securities	$—	$154,077,798	$—	$154,077,798

During the period ended December 31, 2009 the Master Fund did not have any investments in Level 3 securities.

6. Allocation of Profits and Losses

The Master Fund will establish and maintain a capital account for the Onshore Fund and Offshore Fund, and distributions upon liquidation of the Master Fund will be made in accordance with the respective capital account balances. All items of income, gain, loss and deduction will be allocated between the Onshore Fund and the Offshore Fund based on original contributed capital.

Strategos Deep Value Mortgage Master Fund L.P.

Notes to Financial Statements (concluded)

December 31, 2009

7. Indemnifications

The Master Fund has entered into several contracts that contain routine indemnification clauses. The Master Fund’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Master Fund that may have not yet occurred. However, based on experience, the Master Fund expects the risk of loss from these arrangements to be remote.

8. Financial Highlights

The following summarizes the Master Fund’s financial highlights for the period ended December 31, 2009:

Internal rate of Return (Cumulative)[1]	20.51%
Expense and net investment income ratios[2]

Total expenses to average net assets	0.19%
Net investment income to average net assets	19.71%

[1]

The IRR is calculated based on the actual dates of the cumulative cash inflows (capital contributions) and outflows (cash and stock distributions) since inception, as well as the investors’ capital at the end of the period as the measurement date.

[2]	The expense and net investment income ratios are annualized and calculated for the investors taken as a whole.